We agree with the statement contained in Part III of the accompanying form 12B-25 as to the reasons the annual report on Form 10-KSB of Meridian Holdings, Inc., for the year ended December 31, 2000 cannot be filed timely without Unreasonable effort or expense.


                              /S/  HASKELL  &  WHITE  LLP
                              ---------------------------

                              HASKELL  &  WHITE  LLP



IRVINE,  CALIFORNIA
APRIL  2,  2001